Exhibit 16.1

BDO Raffles Certified Public Accountants	19 Keppel Road #02-01 Jit Poh Building, Singapore 089058 Tel: (65) 6828 9118 Fax: (65) 6828 9111 E-mail: info@bdo.com.sg www.bdo.com.sg

March 17, 2009

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

We have been furnished with a copy of the response to item 4.01 of Form 8-K for the event that occurred on March 11, 2009, to be filed by our former client, Trio-Tech International.  We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,

/s/ BDO Raffles

BDO Raffles
Singapore